VOYAGEUR INSURED FUNDS

Registration No. 811-04973
FORM N-SAR
Semi-Annual Period Ended February 28, 2010

SUB-ITEM 77C:  Submission of matters to a vote of security holders

At Joint Special Meetings of Shareholders of Voyageur Insured Funds (the "Trust"), on behalf of
Delaware Tax-Free Arizona Fund (the "Fund"), the shareholders of the Fund voted to (i) elect a
Board of Trustees for the Trust at a meeting held on November 12, 2009 and reconvened to
March 16, 2010; and (ii) to approve a new investment advisory agreement for the Fund at a meeting held on November 12, 2009.  At the meeting, the following people were elected to serve as Independent Trustees: Thomas L. Bennett, John A. Fry, Anthony D. Knerr, Lucinda S.
Landreth, Ann R. Leven, Thomas F. Madison, Janet L. Yeomans, and J. Richard Zecher.  In
addition, Patrick P. Coyne was elected to serve as an Interested Trustee.

The following proposals were submitted for a vote of the shareholders:

1. To elect a Board of Trustees for the Trust.

A quorum of the shares outstanding was present, and the votes passed with a majority of those shares.  The results were as follows:

Thomas L. Bennett

SHARES VOTED FOR 7,510,444.878
PERCENTAGE OF OUTSTANDING SHARES 65.587%
PERCENTAGE OF SHARES VOTED 94.052%
SHARES WITH AUTHORITY WITHHELD 474,979.649
PERCENTAGE OF OUTSTANDING SHARES 4.148%
PERCENTAGE OF SHARES VOTED 5.948%

Patrick P. Coyne

SHARES VOTED FOR 7,510,706.365
PERCENTAGE OF OUTSTANDING SHARES 65.589%
PERCENTAGE OF SHARES VOTED 94.055%
SHARES WITH AUTHORITY WITHHELD 474,718.162
PERCENTAGE OF OUTSTANDING SHARES 4.146%
PERCENTAGE OF SHARES VOTED 5.945%

John A. Fry

SHARES VOTED FOR 7,512,009.667
PERCENTAGE OF OUTSTANDING SHARES 65.600%
PERCENTAGE OF SHARES VOTED 94.072%
SHARES WITH AUTHORITY WITHHELD 473,414.860
PERCENTAGE OF OUTSTANDING SHARES 4.135%
PERCENTAGE OF SHARES VOTED 5.928%

Anthony D. Knerr

SHARES VOTED FOR 7,512,519.072
PERCENTAGE OF OUTSTANDING SHARES 65.605%
PERCENTAGE OF SHARES VOTED 94.078%
SHARES WITH AUTHORITY WITHHELD 472,905.455
PERCENTAGE OF OUTSTANDING SHARES 4.130%
PERCENTAGE OF SHARES VOTED 5.922%

Lucinda S. Landreth

SHARES VOTED FOR 7,506,669.072
PERCENTAGE OF OUTSTANDING SHARES 65.554%
PERCENTAGE OF SHARES VOTED 94.005%
SHARES WITH AUTHORITY WITHHELD 478,755.455
PERCENTAGE OF OUTSTANDING SHARES 4.181%
PERCENTAGE OF SHARES VOTED 5.995%

Ann R. Leven

SHARES VOTED FOR 7,506,669.072
PERCENTAGE OF OUTSTANDING SHARES 65.554%
PERCENTAGE OF SHARES VOTED 94.005%
SHARES WITH AUTHORITY WITHHELD 478,755.455
PERCENTAGE OF OUTSTANDING SHARES 4.181%
PERCENTAGE OF SHARES VOTED 5.995%

Thomas F. Madison

SHARES VOTED FOR 7,510,196.960
PERCENTAGE OF OUTSTANDING SHARES 65.585%
PERCENTAGE OF SHARES VOTED 94.049%
SHARES WITH AUTHORITY WITHHELD 475,227.567
PERCENTAGE OF OUTSTANDING SHARES 4.150%
PERCENTAGE OF SHARES VOTED 5.951%

Janet L. Yeomans

SHARES VOTED FOR 7,506,669.072
PERCENTAGE OF OUTSTANDING SHARES 65.554%
PERCENTAGE OF SHARES VOTED 94.005%
SHARES WITH AUTHORITY WITHHELD 478,755.455
PERCENTAGE OF OUTSTANDING SHARES 4.181%
PERCENTAGE OF SHARES VOTED 5.995%

J. Richard Zecher

SHARES VOTED FOR 7,512,009.667
PERCENTAGE OF OUTSTANDING SHARES 65.600%
PERCENTAGE OF SHARES VOTED 94.072%
SHARES WITH AUTHORITY WITHHELD 473,414.860
PERCENTAGE OF OUTSTANDING SHARES 4.135%
PERCENTAGE OF SHARES VOTED 5.928%

2. To approve a new investment advisory agreement for each separate series of the Trust.

A quorum of the shares outstanding was present, and the votes passed with a majority of those shares.  The results were as follows:

Delaware Tax-Free Arizona Fund

SHARES VOTED FOR 5,503,268.604
PERCENTAGE OF OUTSTANDING SHARES 48.059%
PERCENTAGE OF SHARES VOTED 68.305%
SHARES VOTED AGAINST 318,946.724
PERCENTAGE OF OUTSTANDING SHARES 2.785%
PERCENTAGE OF SHARES VOTED 3.958%
SHARES ABSTAINED 303,633.649
PERCENTAGE OF OUTSTANDING SHARES 2.651%
PERCENTAGE OF SHARES VOTED 3.769%

In a press release on August 19, 2009, Lincoln National Corporation announced that one of its subsidiaries signed a stock purchase agreement to sell ownership of Delaware Management
Holdings, Inc. and its subsidiaries (also known by the marketing name of Delaware Investments), including Delaware Management Company, a series of Delaware Management Business Trust
(the "Manager"), to Macquarie Group (the "Transaction"). On January 4, 2010, the Transaction
was completed and the new investment advisory agreements between the Fund and the Manager that were approved by the shareholders became effective. Delaware Management Holdings, Inc.
is a subsidiary, and subject to the ultimate control, of Macquarie Group. Macquarie Group, with headquarters in Sydney, Australia, is a global provider of banking, financial, advisory, investment and fund management services.

SUB-ITEM 77Q.1:  Exhibits

Exhibit Reference

77.Q.1.1 Certificate of Amendment to Agreement and Declaration of Trust of
Voyageur Insured Funds dated August 18, 2009, attached as Exhibit.